Exhibit 99.1

This Statement on Form 3 is filed by XPDI Sponsor II LLC. The principal business address of XPDI Sponsor II LLC is 321 North Clark Street, Suite 2440, Chicago, IL 60654.

Name of Designated Filer: XPDI Sponsor II LLC

Date of Event Requiring Statement: December 9, 2021

Issuer Name and Ticker or Trading Symbol: Power & Digital Infrastructure Acquisition II Corp. (Nasdaq: XPDB)

XPDI SPONSOR LLC

By: /s/ Patrick C. Eilers

Name: Patrick C. Eilers

Title: Co-Chief Executive Officer

By: /s/ Theodore J. Brombach

Name: Theodore J. Brombach

Title: Co-Chief Executive Officer